Exhibit 99.1

AMASS Brands Group Completes Nasdaq Direct Listing; Common Stock to Begin Trading Under the Symbol ‘AMSS’

SANTA MARIA, CA., May 20, 2026 – AMASS Brands Group (“AMASS” or “the Company”), a  premium, multi-category beverage platform spanning non-alcohol, functional, and alcohol 2.0 products, today announced that AMASS Brands Group’s common stock (the “common stock”) will begin trading today on the Nasdaq Capital Market under the stock ticker symbol “AMSS”. The direct listing did not involve the issuance of new common stock by the Company.

“Today marks a defining milestone for AMASS as we begin trading on Nasdaq,” said Mark Thomas Lynn, Founder and Chief Executive Officer of AMASS. “We’ve built a differentiated, multi-brand platform positioned at the intersection of several of the fastest-growing segments in the beverage industry. As a public company, we are focused on scaling our portfolio, expanding distribution, and executing on our strategy to build a leading next-generation beverage company.”

AMASS has established a diversified, multi-category beverage platform with a portfolio of nine core brands spanning non-alcoholic alternatives, functional wellness products, and premium, better-for-you alcoholic beverages. Since inception, the Company has generated more than $80 million in cumulative revenue, sold over 5.7 million bottles, and expanded its distribution footprint to more than 40,000 points of sale. The Company’s portfolio includes brands such as Good Twin Non-Alcoholic Wine and Summer Water Rosé.

The Company operates within several of the fastest-growing segments of the global beverage industry, supported by long-term consumer trends around health, moderation, and ingredient transparency. The U.S. non-alcoholic beverage market alone is projected to grow from approximately $169.6 billion in 2024 to $246.9 billion by 20321, while the functional beverage category is expected to reach $71 billion by 20302. With a diversified, cross-category portfolio, the Company believes it is well positioned to capture shifting consumption patterns and drive growth through continued innovation and strategic acquisitions.

Advisors

Maxim Group LLC acted as exclusive financial advisor to the Company in connection with this direct listing. Winston & Strawn LLP acted as counsel to the Company.

About AMASS Brands Group

AMASS Brands Group (Nasdaq: AMSS) is a next-generation beverage platform built around the brands with the goal of defining how modern consumers drink — and increasingly, how they don't. The Company's portfolio spans non-alcohol, functional, and alcohol 2.0 categories, with standout brands across each: Good Twin Non-Alcoholic Wine, a top-10 non-alcoholic wine in the U.S. and one of the fastest-growing in the category; and Summer Water Rosé, the zero-sugar, #1 selling premium domestic rosé in the US according to Nielsen — among others across the portfolio. As moderation trends accelerate, AMASS believes it is positioned to benefit structurally rather than reactively — with margin discipline, cohesive brand architecture, and the multi-brand scalability that makes AMASS increasingly relevant to strategic acquirers in an evolving beverage landscape.

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¹ Fortune Business Insights, U.S. Non-Alcoholic Beverages Market Size, Share & Industry Analysis, December 2025.

Available at: https://www.fortunebusinessinsights.com/u-s-non-alcoholic-beverages-market-107932

² Precedence Research, Functional Beverages Market Size, Share and Trends 2026 to 2035, December 2025.

Available at: https://www.precedenceresearch.com/functional-beverages-market

Safe Harbor Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. These forward-looking statements include, without limitation, the Company’s statements regarding the expected trading of its shares of common stock on the Nasdaq Global Market. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the other factors discussed in the “Risk Factors” section of the Company’s registration statement on Form S-1 filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as required by applicable law.

Investor Relations Contact

KCSA Strategic Communications

Rob Kelly, Vice President

(212) 896-1254

AMASS@KCSA.com